UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 8, 2008 (September 5, 2008)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal	(Zip Code)
Executive Offices)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 5, 2008, the Company entered into a Consulting Agreement (“Agreement”) with its Founder and Chairman, Merton J. Segal, which becomes effective October 1, 2008, subsequent to Mr. Segal’s date of retirement as an employee effective September 30, 2008. The Agreement is a three year term beginning on the effective date. Mr. Segal will remain Chairman of the Board of Directors of the Company, but will serve in such position in a non-executive capacity.
A copy of the Agreement is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
In connection with the Agreement described in Item 1.01 of the current report on Form 8-K, Mr. Segal’s employment agreement with the Company was terminated and neither the Company nor Mr. Segal have any further right, claim or obligation under the employment agreement except for those provisions that survive termination.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) On September 5, 2008, the Company entered into a Consulting Agreement with Merton J. Segal, effective October 1, 2008, subsequent to Mr. Segal’s date of retirement as an employee effective September 30, 2008. Mr. Segal will remain Chairman of the Board of Directors of the Company, but will serve in such position in a non-executive capacity.
(e) The information set forth in Item 1.01 with respect to the Consulting Agreement between the Company and Mr. Segal, including the terms of the Consulting Agreement, is attached hereto as Exhibit 10.1.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	Not Applicable.

d.	The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:
10.1	Consulting Agreement (Merton J. Segal) dated September 5, 2008.

99.1	Press Release (Segal Retirement) dated September 5, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2008	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Consulting Agreement (Merton J. Segal) dated September 5, 2008.

99.1	Press Release (Segal Retirement) dated September 5, 2008